Exhibit 24(a)
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation, and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, William J. Mostyn III and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of Bank of America Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock of Bank of America Corporation to be issued in exchange for the outstanding shares of common stock, on a fully-diluted basis, of MBNA Corporation upon consummation of the proposed merger of MBNA Corporation with and into Bank of America Corporation, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Bank of America Corporation and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of America Corporation might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of America Corporation and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
     IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

/s/ Kenneth D. Lewis

Kenneth D. Lewis Chairman, President and Chief Executive Officer
Dated: July 27, 2005

Signature	Title	Date

/s/ Kenneth D. Lewis	Chairman, President,	July 27, 2005
Kenneth D. Lewis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Marc D. Oken Marc D. Oken	Chief Financial Officer (Principal Financial Officer)	July 27, 2005

/s/ Neil A. Cotty Neil A. Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 27, 2005

/s/ William Barnet, III William Barnet, III	Director	July 27, 2005

/s/ Charles W. Coker Charles W. Coker	Director	July 27, 2005

/s/ John T. Collins John T. Collins	Director	July 27, 2005

/s/ Gary L. Countryman Gary L. Countryman	Director	July 27, 2005

/s/ Paul Fulton Paul Fulton	Director	July 27, 2005

/s/ Charles K. Gifford Charles K. Gifford	Director	July 27, 2005

/s/ W. Steven Jones W. Steven Jones	Director	July 27, 2005

Signature	Title	Date

/s/ Walter E. Massey Walter E. Massey	Director	July 27, 2005

/s/ Thomas J. May Thomas J. May	Director	July 27, 2005

/s/ Patricia E. Mitchell Patricia E. Mitchell	Director	July 27, 2005

/s/ Edward L. Romero Edward L. Romero	Director	July 27, 2005

/s/ Thomas M. Ryan Thomas M. Ryan	Director	July 27, 2005

/s/ O. Temple Sloan, Jr.	Director	July 27, 2005
O. Temple Sloan, Jr.

/s/ Meredith R. Spangler Meredith R. Spangler	Director	July 27, 2005

/s/ Robert L. Tillman Robert L. Tillman	Director	July 27, 2005

/s/ Jackie M. Ward Jackie M. Ward	Director	July 27, 2005

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